 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 17, 2022, Katapult Holdings, Inc. (the “Company”) issued a press release and filed a Current Report on Form 8-K (the “Original 8-K”) announcing the appointment of Nancy Walsh as Chief Financial Officer, beginning on December 12, 2022. This Amendment No. 1 to the Original 8-K is being filed to describe the employment agreement between Ms. Walsh and the Company, dated February 27, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, in connection with Ms. Walsh’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Ms. Walsh, (the “Employment Agreement”). The Employment Agreement supersedes the offer letter with Ms. Walsh described in the Original 8-K (“Offer Letter”). Consistent with the terms of the Offer Letter, Ms. Walsh’s employment with the Company will be on an at-will basis, and she will be eligible for (i) an annual base salary of $550,000, (ii) a target annual incentive opportunity under the Company’s incentive compensation plan in an amount no less than 75% of her annual base salary, which may be up to 150% of her annual base salary, and (iii) participation in the Company’s 2021 Equity Incentive Plan.

The Employment Agreement includes severance provisions that are consistent with the employment agreements with the Company’s other executive officers. Specifically, in the event that Ms. Walsh’s employment is terminated by the Company without cause or if she quits for good reason, other than in connection with a change in control, subject to her execution of a separation agreement and general release of all claims, she will receive (i) base salary for a period of 12 months from the termination date (such period, the “Severance Period”), (ii) a prorated annual bonus for the calendar year in which her termination occurs, (iii) subsidized COBRA benefits for the Severance Period, (iv) full vesting of any time-based equity awards she may then hold that would have vested during the Severance Period, but for her termination of employment, and (v) an extended exercise period for any option awards to eighteen (18) months following the termination date (or, if earlier, the expiration date of such options or a change in control). Furthermore, if such termination occurs within three months prior to or 12 months following a change in control, (i) her severance will also include 12 months of target bonus and will be paid in a lump sum, and (ii) she will receive full vesting of all long-term incentive awards.

The preceding description of the Employment Agreement is only a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement between Katapult Holdings, Inc., and Nancy Walsh dated February 27, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2023	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer